ARROW ELECTRONICS, INC.

                        OFFICERS' CERTIFICATE


          Reference is made to the Indenture dated as of January 15, 1997, (the "Indenture") from Arrow Electronics, Inc. (the "Company") to Bank of Montreal Trust Company (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

          Pursuant to (i) authority granted under those certain resolutions of the Board of Directors of the Company adopted on October 21, 1998 and (ii)
Section 2.3 of the Indenture, Robert E. Klatell, Executive Vice President, and Ira Birns, Assistant Treasurer, of the Company, respectively, do hereby certify as follows:


          1. The Securities of the fourth series to be issued under the Indenture shall be designated "6.45% Senior Notes due 2003" (the "Notes");

          2. Except as provided in Section 2.8 of the Indenture, the Notes shall be limited in aggregate principal amount to $250,000,000 at any time Outstanding;

          3. The Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on November 1, 2003;

          4. The Notes shall bear interest from October 28, 1998, at the rate of 6.45% per annum payable semiannually on May 1, and November 1 of each year (each, an "Interest Payment Date") commencing May 1, 1999. Interest on the Notes will accrue from October 28, 1998 to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Notes with respect to the day on which the Notes mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. Interest on any overdue principal will accrue at the same rate as the interest rate on the Notes set forth above, and interest will not accrue on overdue installments of interest on the Notes;

          5. Each installment of interest on the Notes shall be payable to the Person in whose name such Notes are registered at the close of business on April 15 or October 15 next preceding the corresponding Interest Payment Date for the Notes;

          6. The Notes shall be redeemable, in whole or in part, at the option of the Company at such time and under such conditions as set forth in the form set forth in Exhibit A;

          7. The Notes will be originally issued in global registered form payable to Cede & Co., as the nominee of the Depositary, and will, unless and until the Notes are exchanged in whole or in part for certificated Notes registered in the names of the various beneficial holders thereof (in accordance with the conditions set forth in the legend appearing in the form of the Notes attached hereto as Exhibit A), contain restrictions on transfer, substantially described in such form. For so long as the Notes are registered in the name of Cede & Co., the principal and each installment of interest due on the Notes will be payable by the Paying Agent to the Depositary for payment to its participants for subsequent disbursement to the beneficial holders thereof.

          8. (a)  The Notes will not be registered under the Securities Act.
The Notes may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except (i) in compliance with the registration requirements of the Securities Act and all other applicable securities laws, or (ii) pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and any other applicable securities laws. Accordingly, the Notes are being offered and sold only inside the United States to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in compliance with Rule 144A. Except as otherwise provided in this Paragraph 8, the Notes shall bear the following legend:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.".

          (b) The Notes authenticated and issued hereunder shall not be required to bear the legend set forth in Paragraph 8(a) above, if such Note shall be issued upon:

          (1) the transfer or exchange of a Note and contemporaneously therewith the Company shall have received an opinion of counsel of the Holder, at its expense, in form and substance reasonably satisfactory to the Company, to the effect that such Note to be issued upon such transfer or exchange may be so issued without such legend because (A) such Note shall have been registered under the Securities Act, the registration statement in connection therewith shall have been declared effective and such Note shall have been disposed of pursuant to such effective registration statement, or (B) such Note shall have been sold in compliance with Rule 144 (or any similar provision then in force) under the Securities Act in such a manner that resale of such Note will not require registration under the Securities Act, and the Company shall have delivered to the Trustee a copy of such opinion of counsel of the Holder together with an Officers' Certificate directing the Trustee to issue an unlegended Note in connection with such transfer or exchange; such Officers' Certificate and opinion of counsel shall be delivered by the Company as soon as practicable after its receipt of a written request by a Holder for such a transfer or exchange; or

          (2) the transfer or exchange of a Note not bearing such legend.

          (c) Prior to any transfer or exchange of a legended Note for another legended Note, the Company shall have received an opinion of counsel of the Holder (which may include in-house counsel of such Holder experienced in matters of federal securities law), at its expense, in form and substance reasonably satisfactory to the Company to the effect that such transfer does not require registration under the Securities Act and the Company shall have delivered to the Trustee a copy of such opinion of counsel of the Holder together with an Officers' Certificate directing the Trustee to transfer or exchange the legended Note for another legended Note.

          9. The Company shall not permit Consolidated Total Debt at any time to exceed an amount equal to, prior to December 1, 2000, 60%, and thereafter 55%, of Consolidated Total Capitalization.

         10. The acceleration of Indebtedness of the Company or any Restricted Subsidiaries in a principal amount in excess of $25 million, provided that such acceleration has not been rescinded and such Indebtedness has not been discharged within 10 days, shall be deemed an Event of Default for the holders of the Notes only.

         11. The Notes will have such other terms and provisions as are provided in the form set forth in Exhibit A attached hereto and shall be issued in substantially such form;

         12. The form and terms of the Notes have been established in compliance with the Indenture;

         13. The undersigned have read all of the covenants or conditions contained in the Indenture relating to the authentication and delivery of the Notes and the definitions in the Indenture relating thereto;

         14. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

         15. In the opinion of the undersigned, they have made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenants or conditions have been complied with; and

         16. In the opinion of the undersigned, such covenants or conditions have been complied with.

For purposes of this Officer's Certificate, the following terms have the following meanings:

          The term "Consolidated Net Worth" means, at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          The term "Consolidated Total Capitalization" means, at a particular date, the sum of (a) Consolidated Net Worth plus (b) Consolidated Total Debt as at such date.

          The term "Consolidated Total Debt" means all Indebtedness of the Company and its Subsidiaries (excluding Indebtedness of the Company owing to any of its Subsidiaries or Indebtedness of any Subsidiary of the Company owing to the Company or any other Subsidiary of the Company), as determined on a consolidated basis in accordance with GAAP.

          The term "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          The term "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          The term "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; however, the term Guarantee Obligation does not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee of any guaranteeing person is deemed to be the lower of
(a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation will be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          The term "Hedging Agreements" means (a) Interest Rate Agreements and
(b) any swap, futures, forward or option agreements or other agreements or arrangements designed to limit or eliminate the risk and/or exposure of a Person to fluctuations in currency exchange rates.

          The term "Indebtedness" means the indebtedness of any Person at any date, including without duplication (a) the principal amount of all indebtedness of such Person for borrowed money or for the deferred purchase price of property or service (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) the principal amount of any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) the portion of all obligations of such Person under Financing Leases which must be capitalized in accordance with GAAP, (d) the principal or stated amount of all obligations of such Person in respect of letters of credit, banker's acceptances or similar obligations issued or created for the account of such Person, (e) all liabilities arising under Hedging Agreements of such Person, (f) the principal or stated amount of all Guarantee Obligations of such Person (other than guarantees by the Company or any Subsidiary in respect of current trade liabilities of the Company or any Subsidiary incurred in the ordinary course of business and payable in accordance with customary terms), and (g) the principal amount of all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          The term "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Company is a party or beneficiary.

          The term "Person" means an individual, partnership, corporation, business, trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate this 28th day of October, 1998.

                                          /s/ Robert E. Klatell
                                          ----------------------
                                          Name: Robert E. Klatell
                                          Title: Executive Vice President



                                          /s/ Ira Birns
                                          -----------------------
                                          Name:  Ira Birns
                                          Title: Assistant Treasurer